Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 13, 2022, with respect to the consolidated financial statements of TestEquity Acquisition, LLC in the Current Report on Form 8-K/A of Distribution Solutions Group, Inc., dated June 15, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Distribution Solutions Group, Inc. on Form S-3 File No. 333-231671 and on Forms S-8 File No. 333-199243 and File No. 333-231672.

Los Angeles, California

June 13, 2022